Exhibit 99.1

NEWS RELEASE

Media Contact: Colleen Flanagan Johnson, cefjohnson@magellanhealth.com, (860) 507-1923

Investor Contact: Renie Shapiro Silver, rshapiro@magellanhealth.com, (877) 645-6464

Magellan Health Reports First Quarter 2016 Financial Results

Scottsdale, Ariz. — May 5, 2016 — Magellan Health, Inc. (NASDAQ: MGLN) today reported financial results for the first quarter of 2016, as summarized below. For the quarter ended March 31, 2016, the company reported net revenue of $1.12 billion, segment profit of $59.9 million, and net income of $13.2 million, or $0.54 per diluted common share. In addition, the company reported adjusted net income of $19.4 million and adjusted earnings per share of $0.79. As of March 31, 2016, the company had unrestricted cash and investments of $146.9 million.

First Quarter Financial Results*

	Three Months Ended March 31
(Millions, except per share results)	2016	2015	Inc/(Dec)
Net Revenue	$1,117.0	$981.0	13.9%
Segment Profit*	59.9	64.9	(7.7)%
Adjusted Net Income*	19.4	24.4	(20.5)%
Net Income Attributable to Magellan	13.2	7.3	80.8%

Per Share Results:
Adjusted Earnings per Share*	0.79	0.94	(16.0)%
Earnings per Share	0.54	0.28	92.9%

Variances for the three months ended March 31, 2016 versus March 31, 2015:

•                  The increase in revenue between periods resulted primarily from revenue from the 4D and TMG acquisitions, and the impact of new business and same store growth, which were partially offset by the loss of revenues associated with contract terminations.

•                  The decrease in segment profit is primarily due to the impact of contract terminations and net unfavorable year-over-year medical claims development. In addition, the current quarter includes a loss of approximately $4.5 million from our Part D Plan, which we project to be timing-related as a result of benefit seasonality. These decreases were partially offset by the net impact of new business, net same store growth and higher earnings in our Pharmacy business. Included in segment profit this quarter is approximately $3.0 million of net favorable non-recurring items, mainly related to retroactive rate changes in the Healthcare segment.

•                  The decrease in adjusted net income between periods was mainly due to the decrease in segment profit and a higher effective income tax rate in the current quarter.

* Refer to the Basis of Presentation for a discussion of non-GAAP financial measures.

•                  In addition to the items affecting adjusted net income explained above, the increase in net income between periods resulted primarily from a decrease in contingent consideration expense and stock compensation expense related to acquisitions.

“Our Pharmacy business began the year with solid performance, maintaining its positive momentum from 2015, and we continue to experience traction across all of our Pharmacy markets. In our Healthcare business, our results reflect modest progress in Magellan Complete Care of Florida. As we continue to implement our medical action plans, we expect care costs to further improve over the remainder of the year,” said Barry M. Smith, chairman and chief executive officer of Magellan Health. “We continue to execute on our long-term strategic growth plan, and I am pleased with our progress to date, as well as with the numerous growth opportunities in both our Pharmacy and Healthcare businesses.”

Results and Outlook

“Relative to full year 2016, we are revising our guidance to reflect an increased new business projection, as well as the impact of recent share repurchase activity,” said Jonathan N. Rubin, chief financial officer of Magellan Health. “We now expect revenue to be in the range of $4.62 to $4.86 billion. We are maintaining our previous ranges for segment profit, adjusted net income, and net income. We now expect EPS to be between $2.07 and $2.84, and adjusted EPS between $3.19 and $3.96, based on average fully diluted shares of 24.6 million. This updated share count reflects share repurchases and option exercises through April 29, 2016 but excludes any potential future activity. In addition, we are revising our guidance for cash flow from operations to a range of $96 million to $127 million, which reflects the projected timing of receivables related to our Part D business, primarily from CMS.

“Compared to the first quarter of 2016, we expect an increased segment profit run rate for the remainder of the year due to continued care management progress in MCC of Florida, normal earnings seasonality in our Part D Plan, the impact of business growth, primarily in Pharmacy, and seasonality and timing of care results and customer settlements across our businesses.”

Earnings Conference Call

Management will host a conference call at 9:00 a.m. Eastern on Thursday, May 5, 2016. To participate in the conference call, interested parties should call 1-800-857-1812 and reference the pass code First Quarter 2016 Earnings Call approximately 15 minutes before the start of the call. The conference call will also be available via a live webcast at Magellan’s investor relations page at MagellanHealth.com.

About Magellan Health: Headquartered in Scottsdale, Ariz., Magellan Health, Inc. is a leader in managing the fastest growing, most complex areas of health, including special populations, complete pharmacy benefits and other specialty areas of healthcare. Magellan develops innovative solutions that combine advanced analytics, agile technology and clinical excellence to drive better decision making, positively impact health outcomes and optimize the cost of care for the members we serve — all within a customer-first culture. Magellan’s customers include health plans and other managed care organizations, employers, labor unions, various military and governmental agencies and third-party administrators. For more information, visit MagellanHealth.com.

Basis of Presentation

In addition to results determined under Generally Accepted Accounting Principles (GAAP), Magellan provides certain non-GAAP financial measures that management believes are useful in assessing the company’s performance. Following is a description of these important non-GAAP measures.

Segment profit is equal to net revenues less the sum of cost of care, cost of goods sold, direct service costs and other operating expenses, and includes income from unconsolidated subsidiaries, but excludes segment profit or loss from non-controlling interests held by other parties, stock compensation expense, as well as changes in the fair value of contingent consideration recorded in relation to acquisitions.

Adjusted net income and adjusted earnings per share reflect certain adjustments made for acquisitions completed after January 1, 2013 to exclude non-cash stock compensation expense resulting from restricted stock purchases by sellers, changes in the fair value of contingent consideration, as well as amortization of identified acquisition intangibles.

Included in the tables issued with this press release are the reconciliations from non-GAAP measures to the corresponding GAAP measures.

Cautionary Statement

This release contains forward-looking statements within the meaning of the Securities Exchange Act of 1934 and the Securities Act of 1933, as amended, which involve a number of risks and uncertainties. All statements, other than statements of historical information provided herein, may be deemed to be forward-looking statements including, without limitation, 2016 guidance,  expected increased segment profit run rate for the remainder of 2016, growth opportunities and strategy. These statements are based on management’s analysis, judgment, belief and expectation only as of the date hereof, and are subject to uncertainty and changes in circumstances. Without limiting the foregoing, the words “believes,” “anticipates,” “plans,” “expects,” “may,” “should,” “could,” “estimate,” “intend” and other similar expressions are intended to identify forward-looking statements. Actual results could differ materially due to, among other things, the possible election of certain of the company’s customers to manage the healthcare services of their members directly; changes in rates paid to and/or by the company by customers and/or providers; higher utilization of health care services by the company’s risk members; delays, higher costs or inability to implement new business or other company initiatives; the impact of changes in the contracting model for Medicaid contracts; termination or non-renewal of customer contracts; the impact of new or amended laws or regulations; governmental inquiries; litigation; competition; operational issues; health care reform; and general business conditions. Additional factors that could cause actual results to differ materially from those reflected in the forward-looking statements include, but are not limited to, the risks discussed in the “Risk Factors” section included within the company’s Annual Report on Form 10-K for the year ended December 31, 2015, filed with the Securities and Exchange Commission on February 29, 2016, and the company’s subsequent Quarterly Reports on Form 10-Q filed during 2016. Readers are cautioned not to place undue reliance on these forward-looking statements. The company undertakes no obligation to publicly revise these forward-looking statements to reflect events or circumstances that arise after the date of this release. Segment profit, adjusted net income, and adjusted EPS information referred to herein may be considered a non-GAAP financial measure. Further information regarding these measures, including the reasons management considers this information useful to investors, are included in the company’s most recent Annual Report on Form 10-K and on subsequent Form 10-Qs.

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MAGELLAN HEALTH, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME

(In thousands, except per share amounts)

	Three Months Ended March 31,
	2015	2016 (1)
	(unaudited)	(unaudited)

Net revenue:
Managed care and other	$748,650	$676,461
PBM and dispensing	232,318	440,561
Total net revenue	980,968	1,117,022

Costs and expenses:
Cost of care	522,328	457,631
Cost of goods sold	218,207	415,459
Direct service costs and other operating expenses (2)(3)	204,450	192,456
Depreciation and amortization	23,496	25,007
Interest expense	1,626	1,748
Interest income and other income	(466)	(683)
Total costs and expenses	969,641	1,091,618
Income before income taxes	11,327	25,404
Provision for income taxes	4,133	12,013
Net income	7,194	13,391
Less: net (loss) income attributable to non-controlling interest	(94)	154
Net income attributable to Magellan Health, Inc.	$7,288	$13,237

Weighted average number of common shares outstanding — basic	25,319	23,631
Weighted average number of common shares outstanding — diluted	26,399	24,495

Net income per common share attributable to Magellan Health, Inc. - basic	$0.29	$0.56
Net income per common share attributable to Magellan Health, Inc. - diluted	$0.28	$0.54

Net income	$7,194	$13,391
Other comprehensive income:
Unrealized losses on available-for-sale securities (4)	69	238
Comprehensive income	7,263	13,629
Less: comprehensive (loss) income attributable to non-controlling interest	(94)	154
Comprehensive income attributable to Magellan Health, Inc.	$7,357	$13,475

(1) For a more detailed discussion of Magellan Health’s results for the three months ended March 31, 2016, refer to the Company’s quarterly report on Form 10-Q, which will be filed with the SEC on, or shortly after, Thursday, May 5, 2016, and the live broadcast or taped replay of the Company’s earnings conference call on Thursday, May 5, 2016, which will be available at MagellanHealth.com.

(2) Includes stock compensation expense of $13,901 and $8,887 for the three months ended March 31, 2015 and 2016, respectively.

(3) Includes changes in fair value of contingent consideration of $14,969 and $(266) for the three months ended March 31, 2015 and 2016, respectively.

(4) Net of income tax provision of $45 and $146 for the three months ended March 31, 2015 and 2016, respectively.

MAGELLAN HEALTH, INC. AND SUBSIDIARIES

NON-GAAP MEASURES

(In thousands, except per share amounts)

	Three Months Ended March 31,
	2015	2016 (1)
	(unaudited)	(unaudited)

Adjusted net income	$24,384	$19,429
Adjusted for acquisitions starting in 2013
Stock compensation expense relating to acquisitions	(8,338)	(4,556)
Changes in fair value of contingent consideration	(14,969)	266
Amortization of acquired intangibles	(4,383)	(5,780)
Tax impact	10,594	3,878
Net income attributable to Magellan Health, Inc.	$7,288	$13,237

Adjusted EPS	$0.94	$0.79
Adjusted for acquisitions starting in 2013
Stock compensation expense relating to acquisitions	(0.32)	(0.19)
Changes in fair value of contingent consideration	(0.57)	0.01
Amortization of acquired intangibles	(0.17)	(0.23)
Tax impact	0.40	0.16
Net income per common share attributable to Magellan Health, Inc. - diluted	$0.28	$0.54

(1) The Company’s Quarterly Report on Form 10-Q for the three months ended March 31, 2016 will be filed with the SEC on, or shortly after, Thursday, May 5, 2016.

MAGELLAN HEALTH, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

	Three Months Ended March 31,
	2015	2016 (1)
	(unaudited)	(unaudited)
Cash flows from operating activities:
Net income	$7,194	$13,391
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	23,496	25,007
Non-cash interest expense	99	102
Non-cash stock compensation expense	13,901	8,887
Non-cash income tax benefit	(2,263)	(538)
Non-cash amortization on investments	1,539	1,844
Cash flows from changes in assets and liabilities, net of effects from acquisitions of businesses:
Restricted cash (2)	9,739	53,322
Accounts receivable, net	1,425	(13,538)
Pharmaceutical inventory	4,770	(5,121)
Other assets	(27,219)	(35,839)
Accounts payable and accrued liabilities	(25,887)	11,023
Medical claims payable and other medical liabilities	23,663	(38,292)
Contingent consideration	14,969	734
Tax contingencies	(787)	289
Deferred credits and other long-term liabilities	(480)	(227)
Other	(3)	34
Net cash provided by operating activities	44,156	21,078

Cash flows from investing activities:
Capital expenditures	(21,396)	(15,611)
Acquisitions and investments in businesses, net of cash acquired	(13,640)	(16,214)
Purchase of investments	(128,851)	(157,020)
Maturity of investments	92,499	144,902
Net cash used in investing activities	(71,388)	(43,943)

Cash flows from financing activities:
Payments to acquire treasury stock	(32,112)	(7,992)
Proceeds from exercise of stock options and warrants	36,900	7,784
Payments on long-term debt and capital lease obligations	(3,662)	(4,154)
Payments on contingent consideration	—	(2,000)
Tax benefit from exercise of stock options and vesting of stock awards	2,961	383
Other	(807)	(72)
Net cash provided by (used in) financing activities	3,280	(6,051)

Net decrease in cash and cash equivalents	(23,952)	(28,916)
Cash and cash equivalents at beginning of period	255,303	115,432
Cash and cash equivalents at end of period	$231,351	$86,516

(1) The Company’s Quarterly Report on Form 10-Q for the three months ended March 31, 2016 will be filed with the SEC on, or shortly after, Thursday, May 5, 2016.

(2)  Includes the net shift of restricted funds between cash and investments that results in an operating cash flow change that is directly offset by an investing cash flow change.  During the three months ended March 31, 2015 and 2016, restricted cash of $13,410 and $(4,965), respectively, was shifted to (from) restricted investments that resulted in an operating cash flow source (use).

MAGELLAN HEALTH, INC. AND SUBSIDIARIES

CONSOLIDATED OPERATING RESULTS BY BUSINESS SEGMENT

(In thousands)

	Three Months Ended March 31,
	2015	2016 (1)
	(unaudited)	(unaudited)

Healthcare
Managed care and other net revenue	$699,593	$618,928
Cost of care	522,333	457,631
Direct service costs and other	112,720	109,300
Stock compensation expense (2)	(3,188)	(2,019)
Changes in fair value of contingent consideration (2)	(100)	320
Non-controlling interest - segment profit (loss) (3)	(120)	169
Healthcare segment profit	67,948	53,527
Allocated corporate costs (4)	15,748	16,317
Healthcare segment profit after corporate allocations	52,200	37,210

Pharmacy Management
Managed care and other net revenue	49,068	57,577
PBM and dispensing revenue	258,793	470,234
Cost of care	(5)	—
Cost of goods sold	243,538	443,949
Direct service costs and other	64,097	56,631
Stock compensation expense (2)	(9,405)	(5,422)
Changes in fair value of contingent consideration (2)	(14,869)	(54)
Pharmacy Management segment profit	24,505	32,707
Allocated corporate costs (4)	4,136	4,210
Pharmacy Management segment profit after corporate allocations	20,369	28,497

Corporate and Other (including eliminations) (5)
Managed care and other net revenue eliminations	(11)	(44)
PBM and dispensing revenue eliminations	(26,475)	(29,673)
Cost of goods sold eliminations	(25,331)	(28,490)
Corporate and eliminations	27,633	26,525
Stock compensation expense (2)	(1,308)	(1,446)
Non-controlling interest - segment profit (loss) (3)	26	(4)
Corporate and Other (including eliminations)	(27,506)	(26,302)
Allocated corporate costs (4)	(19,884)	(20,527)
Corporate costs and eliminations after corporate allocations	(7,622)	(5,775)

Consolidated
Managed care and other net revenue	748,650	676,461
PBM and dispensing revenue	232,318	440,561
Cost of care	522,328	457,631
Cost of goods sold	218,207	415,459
Direct service costs and other	204,450	192,456
Stock compensation expense (2)	(13,901)	(8,887)
Changes in fair value of contingent consideration (2)	(14,969)	266
Non-controlling interest - segment profit (loss) (3)	(94)	165
Consolidated segment profit	$64,947	$59,932

Reconciliation of segment profit to income before income taxes:
Segment profit	$64,947	$59,932
Stock compensation expense	(13,901)	(8,887)
Changes in fair value of contingent consideration	(14,969)	266
Non-controlling interest segment profit (loss)	(94)	165
Depreciation and amortization	(23,496)	(25,007)
Interest expense	(1,626)	(1,748)
Interest and other income	466	683
Income before income taxes	$11,327	$25,404

(1) The Company’s Quarterly Report on Form 10-Q for the three months ended March 31, 2016 will be filed with the SEC on, or shortly after, Thursday, May 5, 2016.

(2) Stock compensation expense, as well as changes in the fair value of contingent consideration recorded in relation to the acquisitions, are included in direct service costs and other operating expenses; however, these amounts are excluded from the computation of segment profit.

(3) The non-controlling portion of AlphaCare’s segment profit (loss) is excluded from the computation of segment profit.

(4) Effective January 1, 2016, the Company implemented changes related to the allocation of Corporate operational and support functions. These changes were applied retrospectively.

(5) Healthcare subcontracts with Pharmacy Management to provide pharmacy benefits management services for certain of Healthcare’s customers. In addition, Pharmacy Management provides pharmacy benefits management for the Company’s employees covered under its medical plan. As such, revenue, cost of goods sold and direct service costs and other related to these arrangements are eliminated.